CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Independent Registered Public Accounting Firm (“Auditor”)” and “Representations and Warranties” (paragraph 4.2(f)) of the Form of Agreement and Plan of Reorganization for the DWS Large Cap Value Fund (the Fund), one of the series of the DWS Value Series, Inc., included in the Prospectus/Proxy Statement that forms part of the Registration on Form N-14 of the DWS Large Cap Value Fund (File No. 333-152889) (“the N-14 Registration Statement”) and to the references to our firm under the caption “Financial Highlights” in the Fund’s Prospectuses and “Independent Registered Public Accounting Firm” in the Fund’s Statements of Additional Information, which are included in the N-14 Registration Statement, and to the incorporation into the N-14 Registration Statement of our report dated January 21, 2008, on the financial statements and financial highlights of the Fund included in the Annual Report dated November 30, 2007.

/s/ ERNST & YOUNG LLP

Boston, Massachusetts

September 9, 2008